Exhibit 20.3

Nissan Auto Lease Trust 2004-A

Settlement Statement

for Month Ended January 31, 2005
Collection Period Start		1-Jan-05	Distribution Date	15-Feb-05
Collection Period End		31-Jan-05	30/360 Days	30
Beg. of Interest Period		18-Jan-05	Actual/360 Days	28
End of Interest Period		15-Feb-05

SUMMARY
	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance	Pool Factor
Total Portfolio		1,680,098,819.60	1,560,235,442.37	1,528,048,385.51	0.9094991
Total Securities		1,680,098,819.60	1,560,235,442.37	1,528,048,385.51	0.9094991
Class A-1 Notes	2.105630%	265,000,000.00	145,136,622.77	112,949,565.91	0.4262248
Class A-2 Notes	2.550000%	260,000,000.00	260,000,000.00	260,000,000.00	1.0000000
Class A-3 Notes	2.900000%	357,000,000.00	357,000,000.00	357,000,000.00	1.0000000
Class A-4a Notes	2.550000%	488,000,000.00	488,000,000.00	488,000,000.00	1.0000000
Class A-4b Notes	3.180000%	100,000,000.00	100,000,000.00	100,000,000.00	1.0000000
Certificates	0.000000%	210,098,819.60	210,098,819.60	210,098,819.60	1.0000000

	Principal Payment Due	Interest Payment	Principal per $1000 Face Amount	Interest per $1000 Face Amount
Class A-1 Notes	32,187,056.86	237,692.02	121.4605919	0.8969510
Class A-2 Notes	0.00	552,500.00	0.0000000	2.1250000
Class A-3 Notes	0.00	862,750.00	0.0000000	2.4166667
Class A-4a Notes	0.00	967,866.67	0.0000000	1.9833333
Class A-4b	0.00	265,000.00	0.0000000	2.6500000
Certificates	0.00	0.00	0.0000000	0.0000000
Total Securities	32,187,056.86	2,885,808.69

I. COLLECTIONS

Lease Payments: ( Lease SUBI)
Monthly Principal							21,387,729.70
Monthly Interest							6,245,290.10
Total Monthly Payments							27,633,019.80

Interest Rate Cap Payments							0.00

Advances:
Aggregate Monthly Payment Advances							1,197,701.93
Aggregate Sales Proceeds Advance							1,448,708.80
Total Advances							2,646,410.73

Vehicle Disposition Proceeds:
Reallocation Payments							2,260,672.64
Repurchase Payments							63,500.64
Net Auction Proceeds							0.00
Recoveries							0.00
Net Liquidation Proceeds							6,740,135.73
Excess Wear and Tear and Excess Mileage							13,101.21
Remaining Payoffs							0.00
Net Insurance Proceeds							1,250,068.56
Residual Value Surplus							8,133.61
Total Collections							40,615,042.92

II. COLLATERAL POOL BALANCE DATA
			Number	Book Amount	Discount Rate	Securitization Value
Pool Balance - Beginning of Period			69,493	1,595,226,598.13	4.50000%	1,560,235,442.37
Total Depreciation Received				(20,698,347.53)		(20,967,313.04)
Principal Amount of Gross Losses			(117)	(3,032,128.57)		(3,047,078.14)
Repurchase / Reallocation			(3)	(64,416.45)		(63,500.64)
Early Terminations			(9)	(182,203.67)		(172,001.16)
Scheduled Terminations			(344)	(7,937,569.41)		(7,937,163.88)
Pool Balance - End of Period			69,020	1,563,311,932.50	4.50000%	1,528,048,385.51

III. DISTRIBUTIONS

Total Collections							40,615,042.92
Reserve Amounts Available for Distribution							0.00
Total Available for Distribution							40,615,042.92

1. Amounts due Indenture Trustee as Compensation or Indemnity							0.00
2. Reimbursement of Payment Advance							1,506,487.21
3. Reimbursement of Sales Proceeds Advance							1,164,027.79
4. Servicing Fee:
Servicing Fee Due							1,300,196.20
Servicing Fee Paid							1,300,196.20
Servicing Fee Shortfall							0.00
Total Trustee, Advances and Servicing Fee Paid							3,970,711.20

5. Interest:
Class A-1 Notes Monthly Interest
Class A-1 Notes Interest Carryover Shortfall							0.00
Class A-1 Notes Interest on Interest Carryover Shortfall							0.00
Class A-1 Notes Monthly Available Interest Distribution Amount							237,692.02

Class A-1 Notes Monthly Interest Paid							237,692.02
Chg in Class A-1 Notes Int. Carryover Shortfall							0.00

Class A-2 Notes Monthly Interest
Class A-2 Notes Interest Carryover Shortfall							0.00
Class A-2 Notes Interest on Interest Carryover Shortfall							0.00
Class A-2 Notes Monthly Available Interest Distribution Amount							552,500.00

Class A-2 Notes Monthly Interest Paid							552,500.00
Chg in Class A-2 Notes Int. Carryover Shortfall							0.00

Class A-3 Notes Monthly Interest
Class A-3 Notes Interest Carryover Shortfall							0.00
Class A-3 Notes Interest on Interest Carryover Shortfall							0.00
Class A-3 Notes Monthly Available Interest Distribution Amount							862,750.00

Class A-3 Notes Monthly Interest Paid							862,750.00
Chg in Class A-3a Notes Int. Carryover Shortfall							0.00
							0.00
Class A-4 Monthly Interest
Class A-4a Notes Interest Carryover Shortfall							0.00
Class A-4a Notes Interest on Interest Carryover Shortfall							0.00
Class A-4a Notes Monthly Available Interest Distribution Amount							967,866.67

Class A-4a Notes Monthly Interest Paid							967,866.67
Chg in Class A-4a Notes Int. Carryover Shortfall							0.00

Class A-4b Notes Interest Carryover Shortfall							0.00
Class A-4b Notes Interest on Interest Carryover Shortfall							0.00
Class A-4b Notes Monthly Available Interest Distribution Amount							265,000.00

Class A-4b Notes Monthly Interest Paid							265,000.00
Chg in Class A-4b Notes Int. Carryover Shortfall							0.00
							0.00
Certificate Monthly Interest
Certificate Interest Carryover Shortfall							0.00
Certificate Interest on Interest Carryover Shortfall							0.00
Certificate Monthly Available Interest Distribution Amount							0.00

Certificate Monthly Interest Paid							0.00
Chg in Certificate Int. Carryover Shortfall							0.00
							0.00
Total Note and Certificate Monthly Interest
Total Note and Certificate Monthly Interest Due							2,885,808.69
Total Note and Certificate Monthly Interest Paid							2,885,808.69
Total Note and Certificate Interest Carryover Shortfall							0.00
Chg in Total Note and Certificate Int. Carryover Shortfall							0.00

Total Available for Principal Distribution							33,758,523.03

6. Total Monthly Principal Paid on the Notes
Total Monthly Principal Paid on the Class A Notes							32,187,056.86

Total Class A Noteholders' Principal Carryover Shortfall							0.00
Total Class A Noteholders' Principal Distributable Amount							32,187,056.86
Chg in Total Class A Noteholders' Principal Carryover Shortfall							0.00
							0.00
7. Total Monthly Principal Paid on the Certificates							0.00

Total Certificateholders' Principal Carryover Shortfall							0.00
Total Certificateholders' Principal Distributable Amount							0.00
Chg in Total Certificateholders' Principal Carryover Shortfall							0.00
							0.00
Remaining Available Collections							1,571,466.17

IV. RESERVE ACCOUNT

Initial Reserve Account Amount							25,201,482.29
Required Reserve Account Amount							50,402,964.59
Beginning Reserve Account Balance							37,780,934.67
Reinvestment Income for the Period							138,543.91
Reserve Fund Available for Distribution							37,919,478.58
Reserve Fund Draw Amount							0.00
Deposit of Remaining Available Collections							1,571,466.17
Gross Reserve Account Balance							39,490,944.75
Remaining Available Collections Released to Seller							0.00
Ending Reserve Account Balance							39,490,944.75

V. POOL STATISTICS

Weighted Average Remaining Maturity							27.78
Monthly Prepayment Speed							24.000%
Lifetime Prepayment Speed							-39.000%

						$	units
Recoveries of Defaulted and Casualty Receivables						2,219,728.92
Securitization Value of Defaulted Receivables and Casualty Receivables						3,047,078.14	117
Aggregate Defaulted and Casualty Gain (Loss)						(827,349.22)
Pool Balance at Beginning of Collection Period						1,560,235,442.37
Net Loss Ratio						-0.0530%

Cumulative Net Losses for all Periods						0.2357%	3,960,315.72

Delinquent Receivables:						Amount	Number
31-60 Days Delinquent						15,166,746.42	637
61-90 Days Delinquent						4,055,641.07	164
91-120+ Days Delinquent						1,306,883.49	50
Total Delinquent Receivables:						20,529,270.98	851
60+ Days Delinquencies as Percentage of Receivables						0.34%

Aggregate Sales Performance of Auctioned Vehicles						$	units
Sales Proceeds						1,283,657.04	71
Securitization Value						1,516,554.21
Aggregate Residual Gain (Loss)						(232,897.17)

Cumulative Sales Performance of Auctioned Vehicles						$	units
Cumulative Sales Proceeds						2,900,596.04	162
Cumulative Securitization Value						3,490,313.12
Cumulative Residual Gain (Loss)						(589,717.08)

VI. Reconciliation of Advances

Beginning Balance of Residual Advance							1,743,358.48
Reimbursement of Outstanding Advance							1,164,027.79
Additional Advances for current period							1,448,708.80
Ending Balance of Residual Advance							2,028,039.49

Beginning Balance of Payment Advance							3,321,179.70
Reimbursement of Outstanding Payment Advance							1,506,487.21
Additional Payment Advances for current period							1,197,701.93
Ending Balance of Payment Advance							3,012,394.42